SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 30, 2008
Date of Report
(Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109
(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     Fisher Communications, Inc. completed the sale of an aggregate of 2,302,676 shares of Safeco Corporation (“Safeco”) common stock, representing all of the Company’s total holdings of Safeco stock. The proceeds after commissions and before taxes were approximately $153.4 million.
Item 2.02 Results of Operations and Financial Condition
     The information in Item 2.02 and Exhibit 99.1 of this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.
     On July 31, 2008, Fisher Communications, Inc. issued a press release announcing financial results for second quarter ended June 30, 2008. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events
     On July 30, 2008 the Company’s Board of Directors declared a special dividend of $3.50 per share on its common stock, payable on August 29, 2008 to shareholders of record on August 15, 2008.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

99.1	Press release issued by Fisher Communications, Inc., dated July 31, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.
Dated: August 4, 2008	By	/s/ Joseph L. Lovejoy
Joseph L. Lovejoy Senior Vice President & Chief Financial
Officer

Exhibit Index
99.1	Press release, dated July 31, 2008